SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

|_|      Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|      Definitive Information Statement

                            Terrace Food Group, Inc.
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                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         |X|     No fee required.
         |_|     $125 per Exchange Act Rule O-11(c)(1)(ii), 14c-5(g).
         |_|     Fee computed on table below per Exchange Act
                 Rules 14c-5(g) and O-11.

         1)      Title of each class of securities to which transaction applies:

                                   Common Stock $.001 par value
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         2)      Aggregate number of securities to which transaction applies:

                                   9,483,423 Shares
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         3)      Per  unit  price  or other  underlying   value  of  transaction
                 computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                   N/A
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         4) Proposed maximum aggregate value of transaction:

                                   N/A
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         5) Total fee paid:
                                   N/A
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|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

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         2)      Form, Schedule or Registration Statement No.:

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         3)      Filing Party:
                                   Registrant
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         4)      Date Filed:
                                   February 26, 1999
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



                  INFORMATION STATEMENT DATED FEBRUARY 23, 1999


TO THE STOCKHOLDERS OF TERRACE FOOD GROUP, INC.:


         Notice  is hereby  given  that in  accordance  with the  provisions  of
Section 228 of the Delaware General Corporation Law ("DGCL"), the holders of the issued and outstanding common stock of Terrace Food Group, Inc., a Delaware corporation (the "Company"), having not less than the minimum number of votes necessary to authorize or take such action as described below have taken, by written consent without a meeting and without a vote, effective March 18, 1999 (the "Written Consent"), the following action: to effect a one-for- ten combination or reverse split of the outstanding common stock of the Company, the result of which will be to decrease the number of shares issued and outstanding from 9,483,423 to 948,343 shares of common stock.

         Only holders of record of the Company's common stock at the close of business on February 19, 1999 are entitled to receive notice of the action by written consent in accordance with Section 228 of the DGCL. This Information Statement is being sent to such holders of record on or about February 26, 1999. No response is being requested from you and you are requested not to respond to this Information Statement. In accordance with Section 228 of the DGCL, this Information Statement shall be deemed prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   By order of the Board of Directors
                                   and Consenting Stockholders of
                                   Terrace Food Group, Inc.
                                   1351 N.W. 22nd Street
                                   Pompano Beach, FL 33069
                                   954-917-7272


                                   By:     /s/ Jonathan S. Lasko
                                       ----------------------------------
                                            Jonathan S. Lasko, Secretary

Dated:    February 26, 1999.

Date, Time and Place Information


         As stated in the preceding Notice, effective March 18, 1999, all the issued and outstanding common stock of the Company will be combined, on a one-for-ten reverse split basis ("Reverse Split"). Under Section 242 of the DGCL, the Reverse Split will be accomplished without the necessity of amending the Company's Certificate of Incorporation. Thus, no filings under applicable Delaware law are required. Copies of the executed and dated requisite Consents of Stockholders in Lieu of Meeting are available for inspection at the offices of the Company at 1351 N.W. 22nd Street, Pompano Beach, FL 33069, by any stockholder or record on the Record Date (February 19, 1999).


Voting Securities and Principal Holders Thereof


         As of the Record Date, February 19, 1999, there were 9,483,423 shares of common stock issued and outstanding and entitled to vote or give written consent to the Reverse Split. No other class of securities of the Company has any such voting right. Those stockholders from whom written consent has been secured are 24 in number and either are current or former directors, officers, employees or family or close associates of the foregoing. A total of 4,836,714 shares (51%) have signed written consents to make the Reverse Split effective March 18, 1999. Stockholder consents were not and will not be solicited generally.


         The following table provides information concerning the beneficial ownership of Common Stock of the Company by each director, certain executive officers, and by all directors and officers of the Company as a group as of February 19, 1998. In addition, the table provides information concerning the beneficial owners known to the Company to hold more than 5% of the outstanding Common Stock of the Company as of February 19, 1998.










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



                                                 Common Stock
                                                 Beneficial        Percent of
Name of Beneficial Owner                         Ownership(1)      Class(1)(2)
------------------------                         ------------      -----------

Jonathan S. Lasko                                  490,000(3)           5.2%
Richard Power                                      422,501               *
Steven Shulman                                     719,501              7.6%
Fred A. Siegel                                      78,750               *
Houssam T. Aboukhater                              200,000               *
William P. Rodrigues                                25,000               *
A-One-A Wholesale Produce, Inc.                    500,000(4)           5.3%
Virgil Scarbrough                                  111,316               *
Scott Davis                                        111,316               *
Michael Feinberg                                   500,000              5.3%
All Directors, Executive Officers and 5%
    Holders as a Group                           3,158,384(5)          33.3%
-------------------------------------------------
         *Less than five percent.

(1) In each case the beneficial owner has sole voting and investment power except that 380,000 shares held by Jonathan S. Lasko are held in joint tenancy with his wife Ellen J. Lasko.
(2) The calculation of percent of class is based upon the number of shares of Common Stock outstanding as of February 19, 1999.
(3)      Includes 25,000 shares held for the benefit of Jordana Lasko, a minor.
(4) These shares were issued in connection with the Company's acquisition of the business and assets of the named company which is owned equally by Virgil Scarbrough and Scott Davis. Messrs. Scarbrough and Davis are Co-Chief Operating Officers of A-One-A Produce & Provisions, Inc., one of the Company's wholly-owned subsidiaries.
(5) Does not include stock options granted in the amounts and prices as follows: Jonathan S. Lasko - 125,000 @ $1.185 and 30,000 @ $1,375;
         Steven Shulman - 130,000 @ $1.185 and 50,000 @ $1.375;  Richard Power -
         20,000 @ $1,185 and 30,000 @ $1.375;  Fred A. Seigel - 30,000 @ $1.375;
         and Houssam T. Aboukhater - 30,000 @ $1.375. Also does not include warrants to purchase Common Stock at a price of $1.1875 in the following amounts: Jonathan S. Lasko - 375,000; Steven Shulman - 36,666.7; Richard Power - 31,666.7; and Fred A. Seigel - 15,833.3.


Modification of Securities

         The Company has determined the advisability of effecting the Reverse Split of its common stock in an attempt to increase the market price per share for its common stock and ultimately to enhance stockholder value. After informal discussions with members of the investment banking community, certain directors brought to the attention of the entire Board







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




of Directors the informal view that combining the total number of shares outstanding at this time, would probably result in a higher market price per share. Since some investors may be precluded from investing or trading in securities at extremely low market prices, the Company believes the market for its securities has been negatively affected. While no assurance can be given, a higher per share market price may attract more long term investors.

         The Reverse Split will occasion implementation of the "anti-dilution" provisions in the Company's outstanding 5,272,300 Public Warrants in that each such Warrant will be exercisable at $4.00 per tenth of a share, or $40.00 for a full share. The Company will not issue fractional shares and will only accept the exercise of ten Warrants for each share to be issued upon exercise and payment of the revised exercise price. If less than ten Warrants are exercised, such resulting fractional share shall be disregarded and, upon payment of the full share exercise price, a full share of Common Stock shall be issued to such exercising Warrant Holder. As required by the Warrant Agreement, separate notice will be sent to Warrant Holders advising of the revisions to the number of shares issuable upon exercise and the exercise price per share, as required by the Warrant Agreement.


Financial and Other Information


         Inasmuch as the Reverse Split will not cause any changes to the Company's financial or other information other than to reduce the total number of shares issued and outstanding, no financial or related information is included herein. However, reference is hereby made to the Company's Form 10-QSB for the period ended September 30, 1998, its latest filed report with the Securities and Exchange Commission, for such information. Additionally, the Company notes that its Annual Report on Form 10-KSB for the year ended December 31, 1998 is due to be filed with the Securities and Exchange Commission on or about March 31, 1999 and copies thereof will be available for its stockholders and others shortly thereafter in connection with the Company's Annual Meeting of Stockholders for the election of directors and possibly other matters, intended to be held in early July of 1999.

No Restatement of Accounts; No Fractional Shares to be Issued

         No action is to be taken to restate any accounts of the Company, other than to revise the total number of shares outstanding as of March 18, 1999, as a result of the Reverse Split. Furthermore, as noted, neither the Certificate of Incorporation, as amended, nor the By-laws of the Company, as amended, or other documents will be amended by reason of this action.







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


         No fractional shares will be issued as a result of the Reverse Split. If the Reverse Split would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock, in the aggregate shall be the next higher number of shares.

No Voting

         As noted, no votes or consents are being solicited in connection with the Reverse Split. Under the DGCL, a simple majority of the total number of shares outstanding is required to effectuate the Reverse Split. Inasmuch as the stockholders mentioned above having a majority of the shares outstanding entitled to vote have submitted written consents effective March 18, 1999, to such action, under the DGCL such affirmative consent is all that is required. The purpose of this Information Statement is to provide "prompt notice" required by the DGCL and to provide information in accordance with Regulation 14C promulgated by the Securities and Exchange Commission.


                                    By order of the  Board of  Directors
                                    and   Consenting   Stockholders   of
                                    Terrace Food Group, Inc.


                                    By:   /s/ Steven Shulman
                                       ----------------------------------------
                                          Steven Shulman, Chairman of the Board



Dated:   February 26, 1999

























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